The New York Internet Chamber of Commerce
                             Charter Membership Agreement

        This Agreement entered into this 17th day of January 2001, by and between The New York Internet Chamber of Commerce, a not-for-profit New York corporation (hereinafter referred to as "NYICC") and Kanakaris Wireless Corp., a corporation engaged in Internet related services.

                                   WITNESSETH

        WHEREAS, the NYICC is a not-for-profit corporation which has created a membership driven community that provides a forum for political and business leaders in the state of New York; and

        WHEREAS, Kanakaris Wireless is primarily in the business of audio and video webcasting, and online entertainment content management and delivery;

        WHEREAS, Kanakaris Wireless is desirous of obtaining clients through referrals and association with the New York Internet Chamber of Commerce brand, and NYICC is desirous of obtaining charter members for the purpose of introducing Internet related services to its membership.

        NOW, THEREFORE, in exchange for the mutual promises, covenants and conditions contained herein, the parties agree as follows:

        Basic Agreement. Kanakaris Wireless will pay to the NYICC a one-time Sponsorship fee of five thousand dollars ($5,000). In return, Kanakaris Wireless will receive from the NYICC:

       --         Free sponsorship of one NYICC event
       --         NYICC will host a launch event for Kanakaris Wireless
       --         Permission to release a press announcement regarding this
                  relationship
       --         Permission to release six (6) mutually approved press releases during the course of this contract
       --         Placement in NYICC Newsletters
       --         Logo with link on NYICC Website's Business Services Directory
       --         Logo with link on NYICC Website's Corporate Directory Listing distributed at all NYICC events and listed on the nyicc.org website
       --         Representation of NYICC executives at all New York based
                  Kanakaris Wireless press conferences and a best effort by NYICC to provide attendees at said conferences
       --         Kanakaris Wireless will be a listed provider of audio and
                  video webcasting services, and online entertainment media management.

        Term of Agreement. This Agreement is for the period of November 14, 2000 through December 31, 2001 unless extended in writing by all parties identified herein.

        Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties.

        Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Parties in Interest. Nothing herein shall be construed to be to the Benefit of any third party, nor is it intended that any provision shall be for the Benefit of any third party.

        IN WITNESS WHEREOF, the parties have set their hands this 17th day of January 2001.

The New York InternetChamber of Commerce    Kanakaris Wireless Corporation

By:  /s/Charles Moore                        By: /s/ Alex Kanakaris
     ----------------                            ------------------
     Charles Moore, Founder                      Alex Kanakaris, CEO